ATI 模块化绿色建筑制造项目投资合作意向性协议

Investment and Cooperation Agreement for ATl Modular Green Building Manufacturing Project

甲方：安徽省江南产业集中区管委会

Party A: Jiangnan Industry Zone in Anhui Province

乙方：美国 ATI 模块化技术公司

Party B: ATl Modular Technology Corp., United States

经甲乙双方友好协商，在符合中华人民共和国相关法律法规、互惠互利的基础上，就乙方在甲方投资美 国 ATI 模块化绿色建筑制造项目事宜，共同达成合作意向如下：

Through friendly consultation by both parties, on the basis of compliance with the relevant laws and regulations of People's Republic of China and under the base of mutual benefit, the party B intends to invest in the matters of American ATl Modular Green Building manufacturing project in Party A, jointly entered into a collaboration as follows:

第一条：合作项目

Article I: Cooperation Project

经协商一致，双方拟合作项目为美国 ATI 模块化绿色建筑制造的生产与销售，包括专业生产和安装集成化模块化建筑，研发绿色模块建筑制造，相应的技术与智能化系统，提供模块化建筑生命周期的服务。

By consensus, the proposed cooperative project by both parties is the production and sales of American ATl
Modular Green Building manufacturing, including professional production and installation of integrated modular building, research and development of green building module manufacturing, appropriate technology and intelligent systems to provide a modular building lifecycle services.

第二条：项目选址

Article II: The Planned Project Site

项目拟选址于甲方新材料产业园

Project planned to be located in New Material Industry Park of Party A

第三条：项目投资规模

Article III: Project Investment Scale

项目投资规模约 3000 万美元。

The scale of investment for the projects is about $ 30 million.

第四条：项目厂房取得

Article IV: Project Plant Acquired

项目(以)租赁方式取得相应现有厂房，或重新建设厂房。如需重新建设厂房，则用地应根据中华人民共和国相关法律，通过公开出让方式取得其对应类型的土地使用权后，由乙方进行投资建设和生产经营。

Project allows to use the lease for acquiring the appropriate existing plant or constructing a new plant. If constructing a new plant is required, it should be based on relevant land laws of the People's Republic of China. After obtaining the land use rights for the appropriate type of land by way of public sale, Party B then invest in construction and production operations.

第五条：双方权利与义务

Article V: Rights and Obligations of the Parties

（1）甲方权利与义务

(1) the Rights and Obligations of Party A

为促进合作项目的开展，甲方拥有依法依规对合作项目进行审批、监督、验收等权利，同时，甲方必须为乙方提供各种优质服务，协调、落实外商投资企业在中国应该享受的包括（但不限于）厂房（用地）提

供、税收减免、融资贷款等各项优惠政策，按时完成项目的道路、水、电、通讯等基础设施配套，为项目设立跨部门"项目指挥部"，全程提供快捷和优质服务。为使项目尽快投产，甲方须为乙方提供满足一期生产经营条件的厂房（不含设施设备），并在正式投产后5年内免予租金；同时，在池州市范围内，优先推广使用乙方产品。

In order to promote the development of projects cooperation, Party A has the rights, in accordance with the law and regulations, to conduct audit, supervision, inspection and other rights to the cooperation projects.

Meanwhile, Party A must provide for Party B, all excellent services and coordination, for the purpose of implementing and carrying out all the benefits supposedly enjoyed by the foreign-investment enterprises in China, including (but not limited to) manufacturing building (site) offering, tax relief, financing loans and others benefits from all kinds of preferential policies. Timely completion of road, water, electricity, communications and other infrastructure facilities for the project to establish an inter-departmental "Project Headquarter" in order to provide full and quick service. In order to make the project into production as soon as possible, Party A shall provide Party B a factory plant (without facilities)

to meet the production and operation conditions for the first stage, and exempt from the rent 5 years after officially put into production; At the same time, within the district of Chizhou City, spread the use of the products produced by Party B as priority.

（2） 乙方权利与义务

(2) the Rights and Obligations of Party B

乙方享有法律允许的各项投资保障权利，同时，应充分利用自己的资金、技能和经验方面的优势，承诺足额投资到位，做到引进美国该领域最先进的模式及相关技术、设备。

Party B shall benefit from all kinds of Investment rights permitted by law, and should take full advantage of their own funds, skills and experience to commit to full investment in place and to introduce the most advanced model from the United States and its related technologies and facilities.

第六条：实施时间安排

Article VI: Implementation Schedule

双方同意，本合作协议签订后，立即成立工作组和沟通机制，就本协议事项具体合作事宜进行商谈。

Both parties agree that workgroups and communication mechanism shall be founded immediately after the signing of the agreement, and cooperation details of the clauses of the agreement shall be negotiated on.

第七条：保密性

Article VII: Confidentiality

双方未经对方允许，不得以任何方式披露双方文件或合作内容信息(向政府部门提交的文件除外，如向美国证券交易委员会提交的报告除外)。

With the exception of documents submitted to the government, such as except for the report submitted to the United States Securities and Exchange Commission, either party shall not disclosure information about documents and cooperation content of both parties in any way without the permission of the other party.

第八条：不可抗力

Article VIII: Force Majeure

本合作协议签订后，由于不可抗力因素或政策法规调整等不可预见、不能避免的事件的影响而不能部分或全部履行本框架协议义务的，可根据情况部分或全部免于承担违约责任。

After the signing of the agreement, if the duties of the agreement cannot be fully implemented because of force majeure, adjustment of policies, laws and rules, and other unpredictable influences, the liability for breach of contract of the responsible party can be partly or fully exempted according to actual situation.

第九条：其他

Article IX: Others

（一） 甲乙任何一方如提前终止协议，需提前一个月通知另一方;如一方擅自终止协议，另一方将保留对违约方追究违约责任的权利。

(1) Either party shall notify the other party if it wants to terminate the agreement in advance; if either party takes the liberty to terminate the agreement itself, the other party shall retain the right to hold it responsible for breach of contract.

（二） 本协议一式两份，双方各执一份，具有同等法律效力。

(2)The agreement shall have two copies and each party shall keep one copy, which shall have the same legal effect.

甲方(Party A):

代表签字：

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乙方(Party B:)

代表签字:

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